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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 19, 2011

HCP, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-08895 (Commission File Number)	33-0091377 (IRS Employer Identification No.)

3760 Kilroy Airport Way, Suite 300 Long Beach, California (Address of Principal Executive Offices)	90806 (Zip Code)

(562) 733-5100
(Registrant's telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Explanatory Note

        HCP, Inc. ("HCP") is filing this Amendment No. 1 to Current Report on Form 8-K/A (this "Amendment") to amend and replace Exhibit 99.1 of its Current Report on Form 8-K filed on December 14, 2010 (the "Original Form 8-K") with Exhibit 99.1 filed herewith to update HCP's unaudited pro forma condensed consolidated financial statements relating to the proposed "HCR ManorCare Facilities Acquisition" and "HCP Ventures II Purchase" (each as defined in the Original Form 8-K) for the offering of 46 million shares of HCP's common stock in December 2010, a portion of the net proceeds of which was used to fund the HCP Ventures II Purchase, and the remainder of which will be used to fund a portion of the HCR ManorCare Facilities Acquisition, and the proposed issuance and sale of senior notes by HCP, the net proceeds of which will be used to fund a portion of the HCR ManorCare Facilities Acquisition.

        The unaudited pro forma condensed consolidated financial statements attached hereto as Exhibit 99.1 should be read in conjunction with the Original Form 8-K and this Amendment.

Item 9.01    Financial Statements and Exhibits.

(d)
Exhibits. The following exhibit is being filed herewith:

No.	Description
99.1	HCP Unaudited Pro Forma Condensed Consolidated Financial Statements as of September 30, 2010, and for the year ended December 31, 2009, and the nine months ended September 30, 2010

 SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 19, 2011

HCP, INC.
By:	/s/ THOMAS M. HERZOG Thomas M. Herzog, Executive Vice President— Chief Financial Officer

 EXHIBIT INDEX

No.	Description
99.1	HCP Unaudited Pro Forma Condensed Consolidated Financial Statements as of September 30, 2010, and for the year ended December 31, 2009, and the nine months ended September 30, 2010

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Explanatory Note
  Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX